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                                                                    Exhibit A(1)


                            CERTIFICATE OF SECRETARY

         I, Sheri L. Kocen, hereby certify that I am the Assistant Secretary of The Manufacturers Life Insurance Company of America; that I have charge, custody and control of the record books of The Manufacturers Life Insurance Company of America; and that the attached are true and correct copies of resolutions unanimously adopted by the duly constituted and authorized Board of Directors of The Manufacturers Life Insurance Company of America by unanimous written consent thereof on August 22, 1986 and May 27, 1992.

         I hereby certify that the attached resolutions have not been modified, amended or rescinded (except as the August 22, 1986 resolution has been amended by the resolution dated May 27, 1992), and continue in full force and effect.

AUGUST 22, 1986

     RESOLVED, That a Separate Account designated "Separate Account Three" be, and it is hereby established, in accordance with the provisions of Section 406.2, Chapter 2, Title 31, of the Pennsylvania Code, for the purpose of providing a funding medium to support reserves under single premium variable life insurance policies as may be issued by the Company and as the Officers may designate for such purpose. The Officers may, from time to time, change the designation of "Separate Account Three" to such other designations as they may deem necessary and appropriate.

     FURTHER RESOLVED, That the income, gains and losses (whether or not realized) from assets allocated to Separate Account Three shall, in accordance with any single premium variable life insurance policies issued by the Company, be credited to or charged against such Separate Account without regard to the other income gains or losses of the Company.

     FURTHER RESOLVED, That the fundamental investment policy of Separate Account Three shall be to invest or reinvest the assets of Separate Account Three in securities issued by an investment company or investment companies registered under the Investment Company Act of 1940, as amended, as the Officers may designate pursuant to the provisions of the single premium variable life insurance policies issued by the Company.

     FURTHER RESOLVED, That the Officers are hereby authorized and directed to take all actions necessary to register Separate Account Three as a unit investment trust under the Investment Company Act of 1940, as amended, and to take such related actions as they deem necessary and appropriate to carry out the foregoing.

     FURTHER RESOLVED, That the Officers are authorized to establish criteria by which the Company shall institute procedures to provide for a pass-through of voting rights to the owners of any single premium variable life insurance policies issued by the Company as required by applicable laws with respect to the shares of any investment companies which are held in Separate Account Three.

     FURTHER RESOLVED, That Stephen C. Nesbitt, Secretary and General Counsel of this Company, be and is hereby constituted and appointed agent for service of process for this Company to receive notices and communications from the Securities and Exchange Commission with respect to such registration statements as may be filed on behalf of the Company concerning Separate Account Three and to exercise the power given to such agent in the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended.


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     FURTHER RESOLVED, That the Officers be, and they are hereby authorized to do or cause to be done all things necessary or desirable, as may be advised by counsel to comply with, or obtain exemptions from, Federal and State laws and regulations that may be applicable to the issuance and sale of single premium variable life insurance by the Company.

     FURTHER RESOLVED, That in order that a suitable custodian may be designated to hold the assets allocated to Separate Account Three in connection with the issuance of any single premium variable life insurance policies by the Company, the Officers are authorized in their discretion either to:

     1. Enter into such agreements as may be necessary in order to obtain regulatory approval for the Company or the Company's parent, The Manufacturers Life Insurance Company, to serve as custodian for the assets of Separate Account Three pursuant to the Investment Company Act of 1940, as amended; or

     2. Enter into an agreement with a banking institution, which the Officers find to be suitable, whereby such bank will act as custodian and depository for assets allocated to Separate Account Three:

all of such terms are subject to the conditions as the officers deem necessary or appropriate to effectuate the foregoing.

     FURTHER RESOLVED, That the Officers are authorized to do all things as they deem necessary and appropriate to carry out any of the foregoing resolutions.

MAY 27, 1992

     RESOLVED, that the resolution adopted by unanimous action of the Board on August 22, 1986 shall be deemed to be amended by deleting the phrase "single premium variable life insurance policies" each time it appears and inserting in lieu thereof the phrase "single premium and flexible premium variable life insurance policies".

         IN WITNESS WHEREOF, I have hereunto set my hand this 30TH day of MARCH, 1994.

                                                        /s/ SHERI L. KOCEN
                                                        ------------------------
                                                        Assistant Secretary